UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

March 12, 2017

DAVIDsTEA Inc.

(Exact name of registrant as specified in charter)

Canada	001-37404	98-1048842
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5430 Ferrier, Mount-Royal,

Québec, Canada
(Address of Principal Executive Offices)

H4P 1M2
(Zip Code)

(888) 837-0006
(Registrant’s telephone number, including area code)

Not Applicable
(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of a New President and Chief Executive Officer

On March 12, 2017 the Board of Directors of DAVIDsTEA Inc. (the “Company”) appointed Joel Silver to serve as the Company’s President and Chief Executive Officer, and as a member of the Company’s Board of Directors, with both appointments to become effective on March 20, 2017. At such time that Mr. Silver’s appointments become effective, Christine Bullen will cease to serve as interim President and Chief Executive Officer of the Company. Ms. Bullen will continue to serve in her role as Managing Director, U.S.

Mr. Silver is an accomplished retail executive, with extensive experience in leading growth companies and brand management. Since 1992, Mr. Silver has served in a variety of leadership roles for various consumer goods companies.  From 2011 to 2016, Mr. Silver served as General Partner and a member of the board of directors of TrilogyGrowth, a venture capital fund he co-founded, which focuses on consumer-centric brands. From 2003 to 2011, Mr. Silver held several positions of increasing responsibility at Indigo Books & Music Inc. (TSX: IDG), most recently as President, and has been a member of its board of directors since 2011. Mr. Silver also was a co-founder and the Chief Executive Officer of SalesDriver.com Inc., an on-line e-commerce platform based out of Boston & Toronto that was sold to Carlson Marketing Group Inc.  Mr. Silver began his career in brand management at Procter & Gamble.. The Company believes Mr. Silver’s relevant leadership experience and deep industry knowledge make him a great fit to serve as both President and Chief Executive Officer and a member of the Company’s Board of Directors. Mr. Silver earned his Bachelor’s degree from Wilfrid Laurier University in Canada and his Master’s degree of Business Administration from Harvard University.

Except as described in the employment agreement entered into by the Company and Mr. Silver in connection with Mr. Silver’s appointment (the “Employment Agreement”), there is no arrangement or understanding between Mr. Silver and any other person pursuant to which Mr. Silver was elected as the Company’s President and Chief Executive Officer or as a director. Except as described herein, there are no existing or currently proposed transactions to which the Company or any of its subsidiaries is a party and in which Mr. Silver has a direct or indirect material interest. There are no family relationships between Mr. Silver and any of the directors or officers of the Company or any of its subsidiaries.

Pursuant to the terms of the Employment Agreement, on Mr. Silver’s start date, he will receive a one-time hire-on long term incentive grant under the Company’s 2015 Omnibus Equity Incentive Plan (the “Omnibus Plan”) , with a target value at the time of grant of 100% of his base salary (the “Hire-On Grant”). The Hire-On Grant will be comprised  by value of 50% Restricted Stock Units (“RSUs”) vesting 100% on the third anniversary of the date of the grant, and 50% stock options with 50% vesting after the second anniversary of the grant and 50% vesting after the third anniversary thereof. The Black-Scholes value of the awards will be used by the Company’s Human Resources and Compensation Committee (the “HRCC”) to determine the number of RSUs and stock options that comprise the Hire-On Grant. Mr. Silver will also receive reimbursement for reasonable relocation expenses of up to $50,000, a base salary of $400,000 per year and will be eligible to receive an annual performance cash bonus targeted at 66 2/3% of his base salary, with the actual amount of the bonus based on the achievement of performance goals established by the HRCC.  Mr. Silver will also be eligible to participate in the Company’s Omnibus Plan on an annual basis, with target annual equity grants at 75% of his base salary and potential maximum equity grants of 150% of his base salary, as determined by the HRCC.

The Employment Agreement also provides for certain payments to Mr. Silver in the event of a termination for ‘cause’ or upon resignation for ‘good reason’ (as both terms are defined in the Employment Agreement), as well as following a change of control of the Company. In addition, the Employment Agreement contains certain restrictive covenants, including a non-competition and confidentiality provision, for the benefit of the Company. The foregoing summary of certain terms of the Employment Agreement is qualified in its entirety by the terms of the Employment Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

In connection with Mr. Silver’s appointment as a director, Mr. Silver will also enter into a customary indemnification agreement with the Company.

Item 7.01 Regulation FD Disclosure

A copy of the Company’s press release relating to the foregoing announcement, dated March 13, 2017 is furnished as Exhibit 99.1 to this Form 8-K.

The information contained herein and in the accompanying exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, dated as of March 13, 2017, by and between the Company and Mr. Silver.

99.1	Press Release dated March 13, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVIDsTEA Inc.

By:	/s/ Luis Borgen
Name:	Luis Borgen
Title:	Chief Financial Officer

Date: March 13, 2017

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, dated as of March 13, 2017, by and between the Company and Mr. Silver.

99.1	Press Release dated March 13, 2017.